Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Pacific Aerospace & Electronics, Inc. of our report dated June 27, 1997 relating to the financial statements of Electronic Specialty Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP

Portland, Oregon
January 19, 1999